VA SOFTWARE ANNOUNCES SALE OF ASSETS OF ANIMATION FACTORY SUBSIDIARY

FREMONT, CA—December 27, 2005—VA Software Corporation (Nasdaq: LNUX), a leading provider of software, information and community support for IT and development professionals, today announced that it has sold the assets of its Animation Factory, Inc. subsidiary to the JupiterImages division of Jupitermedia Corporation (Nasdaq:JUPM) for $9.35 million in cash and the assumption of certain liabilities.

“We have been proud to work with Animation Factory over the last five years, but believe that the business better fits the JupiterImages portfolio of products and services. With the disposition of our Animation Factory business, we are increasing our focus on our core media and software businesses,” said Ali Jenab, president and CEO. “We are excited about the growth opportunities for our media business where traffic has increased to over 31 million unique visitors monthly. We are encouraged by the level of sales activity associated with our software business. And finally, we are seeing record levels of sales in our E-commerce business. We believe that VA Software remains poised for both business and financial success.”

About VA Software

VA Software Corporation (Nasdaq: LNUX) is at the center of today’s technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group), and the creator of SourceForge. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, Inc., the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. SourceForge.net is the global nexus for the Open Source community with more than 100,000 Open Source projects and over 1 million registered users. OSTG also runs ThinkGeek.com, an online retailer of technology products. OSTG receives more than 31 million unique visitors monthly.*

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.

Slashdot, freshmeat, ThinkGeek and SouceForge.net are trademarks or registered trademarks of OSTG, Inc., in the United States and/or other countries. VA Software, OSTG, and SourceForge are trademarks or registered trademarks of VA Software Corporation in the United States and/or other countries. All other product or brand names herein are the properties of their respective owners.

* Publisher's own data based on Google Analytics.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements include statements regarding our business focus and growth opportunities, sales activity and sales pipeline for our media, software and E-commerce businesses and VA’s position for business and financial success. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software's success in focusing on its media, software and E-commerce businesses and VA Software’s ability to achieve and sustain higher levels of sales. Investors should consult VA Software's filings with the Securities and Exchange Commission, including the risk factors sections of its periodic reports. These documents are available at www.sec.gov. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Contact:

Investor Relations
VA Software Corp.    .
(510) 687-8731
ir@vasoftware.com